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                                                                    Exhibit 23.4

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Amendment No. 1 to Registration Statement on Form S-4 of Pinnacle Foods Group Inc. of our report dated July 8, 2004, except for the 2003 restatement described in Note 2, as to which the date is December 20, 2004, relating to the financial statements of Aurora Foods Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP
St. Louis, Missouri
December 20, 2004